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                                                                     EXHIBIT 4.2


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                            REGISTRATION RIGHTS AGREEMENT


                             Dated as of January 21, 1998


                                     by and among

                                 ACCURIDE CORPORATION

                                      as Issuer,

                                         and

                             BT ALEX. BROWN INCORPORATED
                              CITICORP SECURITIES, INC.
                                         AND
                             J.P. MORGAN SECURITIES INC.,

                                as Initial Purchasers










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


                            REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is made and entered into as of January 21, 1998, by and among Accuride Corporation, a Delaware corporation (the "Issuer"), as issuer, and BT Alex. Brown Incorporated, Citicorp Securities, Inc. and J.P. Morgan Securities Inc. (collectively, the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement dated January 15, 1998, among the Issuer and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Issuer to the Initial Purchasers of $200,000,000 aggregate principal amount of the Issuer's 9 1/4% Senior Subordinated Notes due 2008 (the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide to the Initial Purchasers and their direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "BROKER-DEALER" shall mean any broker or dealer registered under the 1934 Act.

          "DEPOSITARY" shall mean The Depository Trust Company, or any other depositary appointed by the Issuer, PROVIDED, HOWEVER, that any such depositary must have an address in the Borough of Manhattan, in the City of New York.

          "EXCHANGE NOTES" shall mean 9 1/4% Series B Senior Subordinated Notes due 2008 to be issued by the Issuer under the Indenture containing terms identical to the Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the date of original issuance of the Notes, (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.

          "EXCHANGE OFFER" shall mean the exchange offer by the Issuer of Registrable Notes for Exchange Notes pursuant to Section 2(a) hereof.

          "EXCHANGE OFFER REGISTRATION" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

          "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "HOLDERS" shall mean the Initial Purchasers, for so long as they own any Registrable Notes, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture.

          "INDENTURE" shall mean the Indenture relating to the Notes dated as of January 21, 1998, between the Issuer and U.S. Trust Company of California, N.A., as trustee, as the same may be amended from time to time in accordance with the terms thereof.

          "INITIAL PURCHASERS" shall have the meaning set forth in the preamble of this Agreement.

          "ISSUER" shall have the meaning set forth in the preamble of this Agreement and also includes the Issuer's successors.

          "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Notes; PROVIDED that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuer or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent holders of Registrable Notes if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Notes) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "PERSON" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "PARTICIPATING BROKER-DEALER" means any Broker-Dealer which holds Participating Broker-Dealer Notes.

          "PARTICIPATING BROKER-DEALER NOTES" shall mean Notes acquired by a Broker-Dealer in the Exchange Offer that such broker or dealer acquired for its own account as a result of market making activities or other trading activities (other than Registrable Notes acquired directly from the Issuer or any of its affiliates).

          "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble of this Agreement.

          "REGISTRABLE NOTES" shall mean each Note, until the earliest to occur of (a) the date on which such Note is exchanged for Exchange Notes upon consummation of the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the 1933 Act, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the 1933 Act.

          "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Issuer with this Agreement, including without limitation: (i) all SEC and National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, if any (including, without limitation, the fees and expenses of any "qualified independent underwriter"),
(ii) all fees and expenses incurred in connection with compliance with state securities, blue sky or other securities laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with state securities, blue sky or other securities qualification or of any of the Exchange Notes or Registrable Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, certificates representing the Exchange Notes and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, if any, (v) the reasonable fees and disbursements of counsel for the Issuer and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements (including the expenses of preparing and distributing any underwriting or securities sales agreement) of one counsel (in addition to appropriate local counsel) for the Holders (which counsel shall be selected in writing by the Majority Holders), (vi) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or an automated quotation system, if any, (vii) the reasonable fees and expenses of the independent public accountants of the Issuer, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and (viii) the reasonable fees and expenses of the trustee, including its counsel, and any exchange agent, escrow agent or custodian, including their counsels, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

          "REGISTRATION STATEMENT" shall mean any registration statement of the Issuer which covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.

          "SHELF REGISTRATION" shall mean a registration effected pursuant to
Section 2(b) hereof.

          "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Issuer pursuant to the provisions of Section 2(b) of this Agreement which covers all of the then Registrable Notes on an appropriate form under Rule 415 under the 1933 Act, or any successor rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "TIA" means the Trust Indenture Act of 1939, as amended.

          "TRUSTEE" shall mean the trustee with respect to the Notes under the Indenture.

          2.   REGISTRATION UNDER THE 1933 ACT.

               (a) EXCHANGE OFFER REGISTRATION. To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Issuer shall (A) file an Exchange Offer Registration Statement covering the offer by the Issuer to the Holders to exchange all of their Registrable Notes for Exchange Notes within 120 calendar days after the date hereof, (B) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 200 calendar days after the date hereof, (C) use its best efforts to cause such Exchange Offer Registration Statement to remain effective until the closing of the Exchange Offer or, in accordance with the procedures set forth in Section 3(f), to the extent any Participating Broker-Dealer participates in the Exchange Offer, use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period ending on the earlier to occur of (i) the date when all Exchange Notes held by Participating Broker-Dealers have been sold and (ii) 90 days after the consummation of the Exchange Offer and (D) use its best efforts to consummate the Exchange Offer on or prior to 230 calendar days following the date hereof. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Exchange Notes will be issued under the Indenture (or a trust indenture which is identical in all material respects to the Indenture, other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA, and which has been qualified under the TIA). Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers exchanging Participating Broker-Dealer Notes for Exchange Notes, assuming that such Holder is not an affiliate of the Issuer within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          In connection with the Exchange Offer, the Issuer shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii)   keep the Exchange Offer open for not less than 20 business
     days after the      date notice thereof is mailed to the Holders (or such
     different period as required by applicable law);

          (iii) use the services of the Depositary for the Exchange Offer with respect to Notes evidenced by global certificates;

          (iv) permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such Notes exchanged;

          (v) prior to effectiveness of the Exchange Offer Registration Statement, if the SEC so requests, provide a supplemental letter to the SEC
     (A) stating that the Issuer is registering the

     Exchange Offer in reliance on the position of the SEC enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and
     (B) including a representation that the Issuer has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Issuer's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer; and

          (vi) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

          As soon as practicable after the close of the Exchange Offer, the Issuer shall:

          (i) accept for exchange Registrable Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes so accepted for exchange by the Issuer; and


          (iii) cause the Trustee promptly to authenticate and deliver Exchange Notes to each Holder of Registrable Notes equal in amount to the Registrable Notes of such Holder so accepted for exchange.

          The Exchange Offer shall not be subject to any conditions, other than
(i) that the Exchange Offer, or the making of any exchange by a Holder, does not, in the good faith determination of the Issuer, (a) violate applicable law, statute, rule or regulation, or (b) violate any applicable interpretation of the Staff of the SEC and (ii) that there has been no action or proceeding instituted in any court or before any governmental agency or regulatory authority or any injunction, order or decree issued with respect to the Exchange Offer, which would prohibit the Issuer from proceeding with the Exchange Offer. Each Holder of Registrable Notes (other than Participating Broker-Dealers) who wishes to exchange such Registrable Notes for Exchange Notes in the Exchange Offer shall have represented that (w) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Issuer, (x) any Exchange Notes to be received by it were acquired in the ordinary course of business, (y) at the time of the commencement of the Exchange Offer it has no arrangement with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes and
(z) it is not acting on behalf of any person who could not make the representations in clauses (w) through (y). The Issuer shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

          (b) SHELF REGISTRATION. (i) If, because of any change in law or applicable interpretations thereof by the Staff of the SEC, the Issuer is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason the Exchange Offer cannot be consummated within 230 calendar days following the date hereof, or (iii) if any Holder (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer or
(iv) upon the written request of any Initial Purchaser (with respect to any Registrable Notes that it acquired directly from the Issuer), then the Issuer shall upon receipt of notice of such event, or in the case of clause (iv) above, within 90 days following the consummation of the Exchange Offer if any such Initial Purchaser shall hold Registrable Notes that it acquired directly from the Issuer, the Issuer shall, at its cost:

          (A) as promptly as practicable, file with the SEC a Shelf Registration Statement relating to the offer and sale of the then outstanding Registrable Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Notes and set forth in such Shelf Registration Statement, and use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC by the 230th calendar day after the date hereof (or within 90 calendar days following consummation of the Exchange Offer) (or within 45 calendar days in the event of any changes in law or applicable interpretations of the Staff of the SEC pursuant to clause (b)(i) above but in no event before 120 calendar days after the date hereof). In the event that the Issuer is required to file a Shelf Registration Statement upon the request of any Holder (other than an Initial Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (iii) above or upon the request of any Initial Purchaser pursuant to clause (iv) above, the Issuer shall file and have declared effective within 230 days of the date hereof by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by such Holder or such Initial Purchaser after completion of the Exchange Offer;

          (B) use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the Issuance Date (or one year from the date the Shelf Registration Statement is declared effective if such Shelf Registration Statement is filed upon the request of any Initial Purchaser pursuant to clause (iv) above) or such shorter period that will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or all of the Registrable Notes become eligible for resale pursuant to Rule 144 under the 1933 Act without volume restrictions; and

          (C) notwithstanding any other provisions hereof use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          The Issuer further agrees, if necessary, to supplement or amend any such Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as reasonably practicable thereafter and to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c) EXPENSES. The Issuer shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and 2(b). Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions (prior to the reduction thereof with respect to selling concessions, if any) and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

          (d) EFFECTIVE REGISTRATION STATEMENT. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC, PROVIDED, HOWEVER, that if, after it has been declared effective, the offering of Registrable Notes pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

          (e) REMEDIES FOR BREACH. In the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 120th day following the date of original issue of the Notes, (b) such Exchange Offer Registration Statement has not been declared effective on or prior to the 200th day following the date of original issue of the Notes or (c) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to the 230th day following the date of original issue of the Notes, the interest rate borne by the Notes shall be increased by one-quarter of one percent per annum following such 120-day period in the case of clause (a) above, following such 200-day period in the case of clause (b) above, or following such 230-day period in the case of clause (c) above (or, in the case of a Shelf Registration Statement required to be filed in response to a change in law or applicable interpretations of the Staff of the SEC, if later, within a 45-day period after publication of the change in law or interpretation but in no event before 120 calendar days after the date of original issue of the Notes), which rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any such additional interest continues to accrue; PROVIDED that the aggregate increase in such annual interest rate will in no event exceed one percent. Upon (x) the filing of the Exchange Offer Registration Statement after the 120-day period described in clause (a) above,
(y) the effectiveness of the Exchange Offer Registration Statement after the 200-day period described in clause (b) above, or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 230-day period described in clause (c) above (or, in the case of a Shelf Registration Statement required to be filed in response to a change in law or applicable interpretations of the Staff of the SEC, if later, following such 45-day period after publication of the change in law or interpretation but in no event before 120 calendar days after the date of original issue of the Notes), the interest rate borne by the Notes from the date of such filing, effectiveness, consummation or that the applicable registration statement again becomes effective and usable, as the case may be, will be reduced to the original interest rate set forth above if the Issuer is otherwise in compliance with this paragraph; PROVIDED, HOWEVER, that if, after such reduction in interest rate, a different event specified in clause (a), (b) or
(c) above occurs, the interest rate may again be increased and thereafter decreased pursuant to the foregoing provisions. Notwithstanding the foregoing, the Issuer may issue a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction and may issue any notice suspending use of the Shelf Registration Statement required under applicable securities laws to be issued and, in the event that the aggregate number of days in any consecutive twelve-month period for which all such notices are issued and effective exceeds 30 days in the aggregate, then the interest rate borne by the Notes will be increased by one quarter of one percent per annum following the date that such Shelf Registration Statement ceases to be usable beyond the 30-day period permitted above, which rate shall be increased by an additional one-quarter of one percent per annum for each subsequent 90-day period that such additional interest continues to accrue; PROVIDED that the aggregate increase in such annual interest rate may in no event exceed one percent per annum. Upon the Issuer declaring that the Shelf Registration Statement is usable after the interest rate has been increased pursuant to the preceding sentence, the interest rate borne by the Notes will be reduced to the original interest rate if the Issuer is otherwise in compliance with this paragraph; PROVIDED, HOWEVER, that if after any such reduction in interest rate the Shelf Registration Statement again ceases to be usable beyond the period permitted above, the interest rate will again be increased and thereafter reduced pursuant to the foregoing provisions.

          3. REGISTRATION PROCEDURES. In connection with the obligations of the Issuer with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Issuer shall:

          (a) prepare and file with the SEC a Registration Statement, within the time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Issuer, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof, (iii) shall, in the case of the Exchange Offer Registration Statement, be available for the sale of Participating Broker-Dealer Notes by the Holders thereof for the time period described in Section 2(a) and (iv) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with
     Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to (i) the Exchange Offer Registration Statement as may be necessary under applicable law to keep such Exchange Offer Registration Statement effective for the period required to comply with Section 2(a) (except to the extent the Issuer is unable to consummate the Exchange Offer and the Issuer complies with Section 2(b)), and (ii) the Shelf Registration Statement as may be necessary under applicable law to keep such Shelf Registration Statement effective for the period required pursuant to
     Section 2(b) hereof; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act, and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

          (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes, at least ten days prior to filing, that the Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holders that the distribution of Registrable Notes will be made in accordance with the method elected by the Majority Holders; and
     (ii) furnish to each Holder of Registrable Notes, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder specifically so requests in writing, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Notes; and (iii) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the selling Holders of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

          (d) use its best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, cooperate with the Holders in connection with any filings required to be made with the NASD, keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder, PROVIDED, HOWEVER, that the Issuer shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

          (e) in the case of a Shelf Registration and, to the extent that the Issuer is required to maintain an effective Exchange Offer Registration Statement for any Participating Broker-Dealer pursuant to Section 2(a) above, notify each Holder of Registrable Notes and counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Issuer contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period such Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Issuer that a post-effective amendment to a Registration Statement would be appropriate;

          (f) (A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by a Participating Broker-Dealer who holds Participating Broker-Dealer Notes; PROVIDED that such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer, except to the extent required by the SEC as a result of a change in policy after the date of this Agreement,
     (ii) furnish to each Participating Broker-Dealer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any Participating Broker-Dealer who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (iv) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Participating Broker-Dealer in connection with the sale or transfer of the Participating Broker-Dealer Notes covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

          If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Registrable Notes, it represents that the Registrable Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes acquired pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act;

     and (y) a statement to the effect that by a Participating Broker-Dealer making the acknowledgment described in subclause (x) and by delivering a Prospectus in connection with the sale of Participating Broker-Dealer Notes received in exchange for Registrable Notes, the Participating Broker-Dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

               (B) the Issuer shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b), or take any other action as a result of this Section 3(f), for a period exceeding the time specified in
     Section 2(a)(C) (as such period may be extended by the Issuer) and Participating Broker-Dealers shall not be authorized by the Issuer to, and shall not, deliver such Prospectus after such period has lapsed in connection with resales contemplated by this Section 3.

          (g) in the case of an Exchange Offer, furnish counsel for Participating Broker-Dealers, if any, and in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Notes, copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

          (i) in the case of a Shelf Registration and, to the extent that the Issuer is required to maintain an effective Exchange Offer Registration Statement for any Participating Broker-Dealer pursuant to Section 2(a) above, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (j) in the case of a Shelf Registration and, to the extent that the Issuer is required to maintain an effective Exchange Offer Registration Statement for any Participating Broker-Dealer pursuant to Section 2(a) above, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends; and cause such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least one business day prior to the closing of any sale of Registrable Notes;

          (k) in the case of a Shelf Registration and, to the extent that the Issuer is required to maintain an effective Exchange Offer Registration Statement for any Participating Broker-Dealer pursuant to Section 2(a) above, upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Issuer agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Issuer has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Issuer determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Issuer agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

          (l) obtain a CUSIP number for all Exchange Notes, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes in a form eligible for deposit with the Depositary;

          (m) (i) cause the Indenture to be qualified under the TIA, no later than the effective date of the first Registration Statement required by this Agreement, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (n) in the case of a Shelf Registration and, to the extent that the Issuer is required to maintain an effective Exchange Offer Registration Statement for any Participating Broker-Dealer pursuant to Section 2(a) above, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Notes and in such event, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration,

               (i) make such representations and warranties to the Holders of such Registrable Notes and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

               (ii) obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Notes being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings;

               (iii) obtain "cold comfort" letters and updates thereof from the Issuer's independent certified public accountants addressed to the underwriters, if any, and use its best efforts to have such letters addressed to the selling Holders of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

               (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Notes, which agreement shall be in form, substance and scope customary for similar offerings; and

               (v) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings.

     The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and
     (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Issuer shall provide written notice to the Holders of all Registrable Notes of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall
     (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than ten days following the date of such notice, by which such Holder must inform the Issuer of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

          (o) in the case of a Shelf Registration and, to the extent that the Issuer is required to maintain an effective Exchange Offer Registration Statement for any Participating Broker-Dealer pursuant to Section 2(a) above, make available for inspection by representatives of the Holders of the Registrable Notes and any underwriters participating in any disposition pursuant to such Registration Statement and any counsel or accountant retained by such Holders or underwriters, at reasonable times and in a reasonable manner, all financial and other records, pertinent corporate documents and properties of the Issuer reasonably requested by any such persons, and cause the respective officers, directors, employees and any other agents of the Issuer to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with such Registration Statement, PROVIDED, HOWEVER, that such Persons shall first agree in writing with the Issuer that any information that is reasonably and in good faith designated by the Issuer in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (iv) such information becomes available to such Person from a source other than the Issuer and its subsidiaries and such source is not known, after due inquiry, by the relevant Holder to be bound by a confidentiality agreement; PROVIDED FURTHER, that the foregoing investigation shall be coordinated on behalf of the Holders by one representative designated by and on behalf of such Holders and any such confidential information shall be available from such representative to such Holders so long as any Holder agrees to be bound by such confidentiality agreement;

          (p) (i) a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers and each other Broker-Dealer that has notified the Issuer that it may or has exchanged Registrable Notes for Participating Broker-Dealer Notes, and make such changes in any such document prior to the filing thereof as any of the Initial Purchasers or such Broker-Dealers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Notes, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, and make such changes in any such document prior to the filing thereof as the Majority Holders of Registrable Notes, the Initial Purchasers on behalf of such Holders, their counsel and any underwriter may reasonably request; and
     (iii) cause the representatives of the Issuer to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Notes, the Initial Purchasers on behalf of such Holders or any underwriter and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object, each of which actions in this clause (iii) by the Holders shall be coordinated by one representative for all the Holders at reasonable times and in a reasonable manner;

          (q) in the case of a Shelf Registration, use its best efforts to cause all Registrable Notes to be listed on any securities exchange, if any, on which similar debt securities issued by the Issuer are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any;

          (r) in the case of a Shelf Registration, unless the rating in effect for the Notes applies to the Exchange Notes and the Notes to be sold pursuant to a Shelf Registration, use its best efforts to cause the Registrable Notes to be rated with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, unless the Registrable Notes are already so rated; and

          (s) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earning statement covering at least 12 months which shall satisfy the provisions of
     Section 11(a) of the 1933 Act and Rule 158 thereunder.

          No Holder of Registrable Notes may include any of its Registrable Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuer in writing, within 20 days after receipt of a request therefor, such information as the Issuer may reasonably request, including, without limitation, the information specified in item 507 of Regulation S-K under the 1933 Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Registrable Notes shall be entitled to additional interest as provided in such Holder's Registrable Notes unless and until such Holder shall have used its best efforts to provide all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading.

          In the case of a Shelf Registration Statement and, to the extent that the Issuer is maintaining an effective Exchange Offer Registration Statement for any Participating Broker-Dealer pursuant to Section 2(a) above, each Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii)-(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to such Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3(k) hereof, and, if so directed by the Issuer, such Holder will deliver to the Issuer (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. The Issuer will be deemed not to have used its best efforts to cause a Registration Statement to become or remain effective during the requisite period if the Issuer has voluntarily taken any action that resulted in any Registration Statement not being declared effective and in Holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes during that period or the delivery of a notice described in Section 3(e)(vi) hereof unless (A) such action was required by applicable law or (B) such action was taken by the Issuer in good faith and for valid business reasons (but not including avoidance of the Issuer's obligations hereunder), including a material corporate transaction; PROVIDED that, in any event, the aggregate number of days in any consecutive twelve-month period for which a Registration Statement is not effective or usable does not exceed 30 days. In any event, any suspension pursuant to this paragraph shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

          4. UNDERWRITTEN REGISTRATIONS. If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Notes included in such offering and shall be reasonably acceptable to the Issuer.

          No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          5.   INDEMNIFICATION AND CONTRIBUTION.

     (a)  The Issuer agrees to indemnify and hold harmless (i) each Holder and
(ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Issuer by any of the Holders expressly for use therein and PROVIDED FURTHER, that the Issuer will not be liable to the Holders or any person controlling any Holder with respect to any such untrue statement or omission made in any preliminary prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased the Notes from any Holder in reliance upon a preliminary prospectus but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Notes to such person, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Issuer with Section 3 of this Agreement. The Issuer also agrees to reimburse each Indemnified Holder for any and all fees and expenses (including, without limitation, the fees and expenses of counsel) as they are incurred in connection with enforcing such Indemnified Holder's rights under this Agreement (including, without limitation, its rights under this Section 5).

          In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuer, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Issuer in writing (PROVIDED, that the failure to give such notice shall not relieve the Issuer of its obligations pursuant to this Agreement unless such failure materially prejudices the Issuer). Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Issuer (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Issuer shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders.
The Issuer shall be liable for any settlement of any such action or proceeding effected with the Issuer's prior written consent, which consent shall not be withheld unreasonably, and the Issuer agrees to indemnify and hold harmless each Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Issuer.

          (b) Each Holder of Registrable Notes agrees, severally and not jointly, to indemnify and hold harmless the Issuer and its directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuer, and its officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Issuer to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Issuer or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Notes, such Holder shall have the rights and duties given the Issuer, and the Issuer, such directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall any Holder be liable or responsible for any amount in excess of the amount by which the total received by such Holder with respect to its sale of Registrable Notes pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Registrable Notes and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (c) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under Section 5(a) or Section 5(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Holders, on the other hand, from their sale of Registrable Notes or if such allocation is not permitted by applicable law, the relative fault of the Issuer, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuer, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 5(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Issuer and each Holder of Registrable Notes agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Registrable Notes pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Registrable Notes PLUS (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 5(c) are several in proportion to the respective principal amount of Notes held by each of the Holders hereunder and not joint.

          6.   MISCELLANEOUS.

          (a) NO INCONSISTENT AGREEMENTS. The Issuer represents and agrees that (i) it has not entered into nor will the Issuer on or after the date of this Agreement enter into any agreement that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof and (ii) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer's other issued and outstanding securities under any such agreements.

          (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or departure; PROVIDED, HOWEVER, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof and this Section 6(b) shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relate exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that do not affect directly or indirectly the rights of Holders whose securities are not being tendered pursuant to such Exchange Offer shall be given by the Holders of a majority of the outstanding principal amount of Registrable Securities subject to the Exchange Offer.

          (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder (other than an Initial Purchaser), at the most current address set forth on the records of the Registrar under the Indenture, (ii) if to an Initial Purchaser, at the most current address given by such Initial Purchaser to the Issuer by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is the address set forth in the Purchase Agreement; and (iii) if to the Issuer, initially at the Issuer's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
Section 6(c).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire

Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

          (e) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          If the foregoing is in accordance with your understanding of this Agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Issuer and the several Initial Purchasers in accordance with its terms.

                                   Very truly yours,

                                   ACCURIDE CORPORATION


                                   By:  /s/ William P. Greubel
                                       ------------------------------
                                   Name:  William P. Greubel
                                   Title: President



Accepted and agreed to as of
the date first written above:

BT ALEX. BROWN INCORPORATED
CITICORP SECURITIES, INC.
J.P. MORGAN SECURITIES INC.



BY:  BT ALEX. BROWN INCORPORATED


By:  /s/ George C. Hartmann, Jr.
    ----------------------------
Name:   George C. Hartmann, Jr.
Title:  Managing Director